NOTE NO.


THE SECURITIES REPRESENTED HEREBY AND ANY SHARES (AS DEFINED BELOW) ISSUED UPON THE EXERCISE OF CONVERSION RIGHTS HEREUNDER HAVE BEEN AND WILL BE ISSUED PURSUANT TO REGULATION S PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), AND HAVE NOT BEEN REGISTERED UNDER THE 1933 ACT. SUCH SECURITIES MAY NOT BE TRANSFERRED, OFFERED OR SOLD PRIOR TO THE END OF THE FORTY (40) DAY PERIOD (THE "RESTRICTED PERIOD") COMMENCING ON JULY 17, 1997 UNLESS SUCH TRANSFER, OFFER OR SALE IS MADE IN AN "OFFSHORE TRANSACTION" AND NOT TO OR FOR THE ACCOUNT OF OR BENEFIT OF A "U.S. PERSON" (AS SUCH TERMS ARE DEFINED IN REGULATION S) AND IS OTHERWISE IN ACCORDANCE WITH THE REQUIREMENTS OF REGULATION S. THIS NOTE MAY NOT BE CONVERTED INTO SHARES BY OR ON BEHALF OF ANY U.S. PERSON. FOLLOWING THE EXPIRATION OF THE RESTRICTED PERIOD, THE SECURITIES REPRESENTED HEREBY AND ANY SHARES ISSUED UPON THE EXERCISE OF CONVERSION RIGHTS MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON UNLESS THE SECURITIES ARE REGISTERED UNDER THE 1933 ACT AND APPLICABLE STATE SECURITIES LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION OR SAFE-HARBOR FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.


                      THE DIANA CORPORATION

              8% CONVERTIBLE NOTE DUE JULY 17, 2000

THIS NOTE is one of a duly authorized issue of Convertible Notes of THE DIANA CORPORATION, a Corporation duly organized and existing under the laws of the state of Delaware (the "Company") designated as its 8% Convertible Note Due July 17, 2000, in an aggregate principal amount of up to $3,000,000 (the "Notes").

FOR VALUE RECEIVED, the Company promises to pay to ______________ __________________ or the permitted registered holder hereof (the "Holder"), the principal sum of $__________ (United States Dollars) (the "Initial Principal Amount") or such lesser principal amount as is indicated on the table (the "Table") below following the conversion or conversions of this Note in accordance with Paragraph 4 (the "Outstanding Principal Amount") on July 17, 2000 (the "Maturity Date"), and to pay interest on the Outstanding Principal Amount from time to time, semi-annually in arrears on the first day of January and July (the "Interest Payment Dates"), at the rate of 8% per annum accruing from the date of issuance. Accrual of interest shall commence on the first business day to occur after the date hereof until repayment in full of the principal sum has been made or duly provided for. Accrued and unpaid interest shall bear interest at the same rate from the due date of the interest payment, until paid. The interest so payable will be paid in shares of the Company's common stock (the "Common Stock") at the then applicable conversion price (computed as described in Paragraph 4 below) on January 1st and July 1st to the person in whose name this Note (or one or more predecessor Notes) is registered on the records of the Company regarding registration and transfers of the Notes (the "Note Register") on the tenth day prior to the Interest Payment Date. The principal of, and interest on, this Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts, at the address last appearing on the Note Register of the Company as designated in writing by the Holder from time to time. The Company will pay the principal of and interest upon this Note on the due date, free of any withholding or deduction of any kind (subject to the provisions of Paragraph 2 below), to the registered Holder of this Note as of the due date and addressed to such Holder at the last address appearing on the Note Register. The forwarding of such check or shares shall constitute a payment of principal and interest hereunder and shall satisfy and discharge the liability for principal and interest on this Note to the extent of the sum represented by such check plus any amounts so deducted.

                              TABLE

                                    Outstanding
Conversion        Conversion         Principal         Authorized
  Date              Amount            Amount           Signature
----------        ----------        -----------        ----------









This Note is subject to the following additional provisions:

1. The Notes are originally issuable in amounts of not less than $25,000 and integral multiples thereof.

2. All payments on account of the principal of and interest on this Note and all other amounts payable under this Note (whether made by the Company or any other person) to or for the account of the Holder hereunder shall be made free and clear of and without reduction by reason of any present and future income, stamp, registration and other taxes, levies, duties, costs and charges whatsoever imposed, assessed, levied or collected by the United States or any political subdivision or taxing authority thereof or therein, together with interest thereon and penalties with respect thereto, if any, on or in respect of this Note (all such taxes, levies, duties, costs and charges being herein collectively called "United States Taxes"). Should any such payment be subject to any United States Tax and the provisions of the preceding sentence of this Paragraph 2 either cannot be effected or do not result in the Holder actually receiving free and clear of all United States Taxes an amount equal to the full amount provided under this Note, the Company shall pay to the Holder such additional amounts as may be necessary to ensure that the Holder receives a net amount equal to the full amount that it would have received had such payment not been made subject to United States Taxes unless withholding arises because holder has failed to furnish the data described below in this Paragraph
     2.  In addition to the United States Taxes
     paid by the Company or additional amounts paid to the Holder, in each case pursuant to the preceding provisions of this Paragraph 2 ("Additional Payments"), the Company shall also pay to the Holder upon demand such additional amounts as may be necessary to compensate the Holder, on an after-tax basis, for any tax or levy imposed or assessed by any jurisdiction on or with respect to any such Additional Payments (including any income taxes payable by the Holder with respect to Additional Payments pursuant to the income tax laws of the jurisdiction of its principal office or lending office or any political subdivision or taxing authority thereof). Holder agrees to provide Company a Form W-8, a certification under penalty of perjury, or a certificate from a financial institution described in Section 871(h)(4)(B) of the Internal Revenue Code of 1986 demonstrating that the Holder is not a United States person.

3. If at any time there occurs a transaction in which in excess of 50% of the Company's voting power is transferred (excluding any public or private offering of Company equity securities), including any consolidation or merger of the Company with or into any other corporation or other entity or person (whether or not the Company is the surviving corporation), or any other corporate reorganization or transaction or series of related transactions, the Holder of this Note then outstanding may participate in any such transaction as a class with common stockholders on the same basis as if this Note had been converted one day prior to the effective date of such transaction; provided, however, that at the option of the Holder of this Note, such Holder may treat the effective date of any transaction that occurs prior to July 17, 2000 as a redemption date and shall be entitled to have the Company redeem this Note at a price equal to 125% of the Outstanding Principal Amount of this Note, plus accrued but unpaid interest. Such holder shall be entitled to make such election at any time up to ten (10) days prior to the effective date of the transaction. The Company shall not effect any stock split, subdivision or combination with an effective date within three (3) trading days preceding the effective date of a merger or consolidation. The Company shall not make, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, with an effective date within three (3) trading days prior to the effective date of a merger or consolidation.

4. The Holder of this Note is entitled, at its option, at any time commencing forty-five (45) days after the Closing Date as defined in the Subscription Agreement (as defined below) until maturity hereof to convert one-third (1/3rd) or any lesser portion of the Initial Principal Amount which is at least $25,000 into shares of Common Stock ("Shares") at a conversion price for each Share equal to the lesser of $6.64 per share or eighty percent (80%) of the average closing bid price of the Common Stock for the five (5) trading days immediately prior to the Conversion Date with a conversion floor price (the "Conversion Floor Price") of $1.50 per share (collectively, the "Conversion Price"); beginning seventy-five (75) days after the Closing Date, an additional one-third (1/3rd) of the Initial Principal Amount which is at least $25,000 may be converted into Shares at the Conversion Price; and beginning one hundred and five (105) days after the Closing Date, the remaining one-third (1/3rd) of the Initial Principal Amount which is at least $25,000 may be converted into Shares at the Conversion Price, provided that if the average of the closing bid price of the Common Stock for the twenty (20) consecutive trading days immediately prior to a conversion date is less than $1.50 per share, the Conversion Floor Price will be adjusted to equal eighty percent (80%) of such twenty (20) consecutive trading day average of the closing bid price, provided, however, that in no event shall the Holder be entitled to convert any portion of this Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Note, as defined in the Subscription Agreement) and (2) the number of Shares issuable upon the conversion of the portion of this Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.9% of the outstanding Shares. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with
     Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13 D-G thereunder, except as otherwise provided in clause (1) of such proviso. In the event of any stock split, dividend, combination or similar event occurring after the Conversion Date and prior to the issuance of the respective stock certificates, the conversion price will be subject to appropriate adjustment. For purposes of this section, the closing bid price of the Common Stock shall be the closing bid price as reported by The Nasdaq Stock Market, or the closing bid price in the over-the-counter market or, if the Common Stock is listed on a stock exchange, the closing bid price on such exchange as reported in The Wall Street Journal. Such conversion shall be effectuated by surrendering the Notes to be converted to the Company, with the form of conversion notice attached to the Note as Exhibit A, executed by the Holder of the Note evidencing such Holder's intention to convert this Note, and accompanied, if required by the Company, by proper assignment hereof in blank.
     Interest accrued or accruing from the date of issuance to the date of conversion on the amount so converted shall be paid in shares of common stock of the Company, calculated at the same conversion price (as determined above), as would apply on the conversion date of the principal amount being converted but using the discount percentage applicable as of such date and shall constitute payment in full of any such interest on the same terms as would otherwise apply to the conversion of the principal amount hereof. No fractional Shares or scrip representing fractions of Shares will be issued on conversion, but the number of Shares issuable shall be rounded to the nearest whole Share. The date on which notice of conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder notifies the Company of its intention to convert by delivery, by facsimile transmission or otherwise, of a copy of the Conversion Notice (as defined below). Notice may be given by facsimile to the Company at
     (818) 878-7633. This Note, together with the original executed copy of the Notice of Conversion, shall be delivered to the Company as soon as practicable following the date on which notice of conversion is given as described above. Any unconverted principal amount and accrued interest thereon shall at the maturity date be paid, at the option of the Company, in either (a) cash or (b) Shares valued at a price equal to the average closing bid price of the Common Stock for the five (5) trading days immediately preceding the maturity date.

     Upon the surrender of this Note, accompanied by a Notice of Conversion of Convertible Note in the form attached hereto as Exhibit A, properly completed and duly executed by the Holder (a "Conversion Notice"), the Company shall issue and, within five (5) business days (the "Deadline") after actual delivery of this Note with the Conversion Notice, deliver to or upon the order of the Holder (1) that number of Shares for the portion of the Note converted as shall be determined in accordance herewith and (2) this Note with the appropriate notation to the Table by an authorized officer of the Company to account for the remaining balance of the principal amount hereof following conversion, if any. Without in any way limiting the Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Shares issuable upon conversion of this Note is more than one (1) business day after the Deadline the Company shall pay to the Holder $250 per each $25,000 principal amount Note per day in cash, for the first day beyond the Deadline and $500 per each $25,000 principal amount Note per day for each day thereafter that the Company fails to deliver the Shares. Such cash amount shall be paid to Holder by the fifth day of the month following the month in which it has accrued or, at the option of the Holder (by written notice to the Company by the first day of the month following the month in which it has accrued), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Shares in accordance with the terms of this Note.

     Furthermore, in addition to any other remedies which may be available to the Holder, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five days after the Delivery Date, the Holder will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Holder shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

     The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing (i) the sum of (A) that portion of the principal amount of the Note to be converted plus (B) the "Conversion Date Interest" (as defined below), by (ii) the conversion price in effect on the date the Conversion Notice is delivered to the Company by the Holder. Conversion Date Interest means the product of (i) the principal amount of the Note to be converted, multiplied by (ii) a fraction (A) the numerator of which is the number of days elapsed since the date of issuance of this Note and (B) the denominator of which is 365, multiplied by (iii) .08.

5. At any time commencing one year after the Closing, Company may, by written notice to Holder at Holder's registered address, prepay this Note in whole or in part. Such notice shall be given at least ten (10) business days prior to the payment date and on such date Company shall pay the outstanding principal and all accrued interest on this Note, unless prior to such payment date Holder has delivered a Notice of Conversion. Upon delivery of a Notice of Conversion, the provisions of paragraph 4 shall apply, except that no further interest shall accrue after the proposed payment date.

6.   Not used.

7. No provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Note at the time, place, and rate, and in the coin or currency or Shares, herein prescribed. This Note and all other Notes now or hereafter issued on similar terms are direct obligations of the Company. This Note ranks equally with all other Notes now or hereafter issued under the terms set forth herein. In the event of any liquidation, reorganization, winding up or dissolution repayment of this Note shall be subordinate in all respects to any other indebtedness for borrowed money of the Company, whether outstanding as of the date of this Note or hereafter incurred. Such subordination shall extend without limiting the generality of the foregoing, to all indebtedness of the Company to banks, financial institutions, other secured lenders, equipment lessors and equipment finance companies, but shall exclude trade debts; and any warrants, options or other securities convertible into stock of the Company shall rank pari passu with the Notes in all respects.

8. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of acceleration or intent to accelerate, bringing of suit and diligence in taking any action to collect amounts called for hereunder and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission as or with respect to the collection of any amount called for hereunder.

9. If the Company at any time or from time to time after the Closing Date makes, a dividend or other distribution to holders of Common Stock payable in securities of the Company other than Shares, then and in each such event provision shall be made so that the Holder shall receive upon conversion of this Note pursuant to Paragraph 4 hereof, in addition to the number of Shares receivable thereupon, the amount of such other securities of the Company to which the Holder on the relevant record or payment date, as applicable, of the number of Shares so receivable upon conversion would have been entitled, plus any dividends or other distributions which would have been received with respect to such securities had the Holder thereafter, during the period from the date of such event to and including the Conversion Date retained such securities, subject to all other adjustments called for during such period under this Note with respect to the rights of the Holder.

10. If at any time or from time to time after the Closing Date, the Common Stock issuable upon the conversion of the Note is changed into the same or different number of shares of any class or classes of stock, whether by re-capitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or reorganization provided for elsewhere in this Note or a merger or consolidation, provided for in Paragraph 3), then and in each such event the Holder shall have the right thereafter to convert the Note into the kind of stock receivable upon such re-capitalization, reclassification or other change by holders of shares of Common Stock, all subject to further adjustment as provided herein. In such event, the formulae set forth herein for conversion and redemption shall be equitably adjusted to reflect such change in number of shares or, if shares of a new class of stock are issued, to reflect the market price of the class or classes of stock issued in connection with the above described transaction.

11. If at any time or from time to time after the Closing Date there is a capital reorganization of the Common Stock (other than a re-capitalization, subdivision, combination, reclassification exchange of shares provided for elsewhere in this Note) then, as a part of such reorganization, provision shall be made so that the Holder shall thereafter be entitled to receive upon conversion of this Note the number of shares of stock or other securities or property to which a holder of the number of Shares deliverable upon conversion would have been entitled on such capital reorganization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Note with respect to the rights of the Holder after the reorganization to the end that the provisions of this Note shall be applicable after that event and be as nearly equivalent as may be practicable, including, by way of illustration and not limitation, by equitably adjusting the formulae set forth herein for conversion and redemption to reflect the market price of the securities or property issued in connection with the above described transaction.

12. If one or more of the "Events of Default" as described in Paragraph 13 shall occur, the Company agrees to pay all costs and expenses, including reasonable attorneys' fees, which may be incurred by the Holder in collecting any amount due under this Note.

13. If one or more of the following described "Events of Default" shall occur:

     (a) The Company shall default in the payment of principal or interest on this Note; or

     (b) Any of the representations or warranties made by the Company herein, in the Offshore Securities Subscription Agreement dated as of July 16, 1997 between the Company and the Holder (the "Subscription Agreement"), or in any certificate or financial or other statements heretofore or hereafter furnished by or on behalf of the Company in connection with the execution and delivery of this Note or the Subscription Agreement shall be false or misleading in any material respect at the time made; or

     The Company fails to issue shares of Common Stock to the Holder or to cause its Transfer Agent to issue shares of Common Stock upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Debenture, fails to transfer or to cause its Transfer Agent to transfer any certificate for shares of Common Stock issued to the Holder upon conversion of this Debenture and when required by this Debenture or the Registration Rights Agreement, or fails to remove any restrictive legend or to cause its Transfer Agent to transfer on any certificate or any shares of Common Stock issued to the Holder upon conversion of this Debenture as and when required by this Debenture, the Agreement or the Registration Rights and any such failure shall continue uncured for five (5) business days.

     (c) The Company shall fail to perform or observe any other covenant, term, provision, condition, agreement or obligation of the Company under this Note and such failure shall continue uncured for a period of thirty
          (30) days after notice from the Holder of such failure;
          or

     (d) The Company shall (1) become insolvent; (2) admit in writing its inability to pay its debts as they mature;
          (3) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (4) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

     (e) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within thirty (30) days after such appointment; or

     (f) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within thirty (30) days thereafter; or

     (g) Any money judgment, writ or warrant of attachment, or similar process except mechanics and materialmen's liens incurred in the ordinary course of business in excess of Five Hundred Thousand Dollars ($500,000) in the aggregate shall be entered or filed against the Company or any of its properties or other assets and shall remain unsatisfied, unvacated, unbonded or unstayed for a period of thirty (30) days (unless such order provides for delayed payment, or is covered by insurance) or in any event later than five (5) days prior to the date of any proposed sale thereunder; or

     (h) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed, stayed or bonded within sixty (60) days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of, or default in answering a petition filed in any such proceeding; or

     (i) The Company shall have its common stock delisted from an exchange or The Nasdaq Stock Market.

     Then, or at any time thereafter, and in each and every such case, unless such Event of Default shall have been waived in writing by the holders of a majority of all Notes then outstanding (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the holders of a majority of all Notes outstanding and in their discretion, the Holder may consider this Note immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything herein or in any note or other instruments contained to the contrary notwithstanding, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, this Note shall be redeemed by the Company at a redemption price per Note equal to (i) the lesser of (a) 125% of the Outstanding Principal Amount due hereunder or (b) the maximum redemption premium which may be permitted under the laws of Delaware (including any provision of law relating to usury) and (ii) accrued and unpaid interest.

14. If at any time on or after the date hereof and prior to the first anniversary of the Closing Date, trading in the shares on the Common Stock is suspended on the principal market or exchange for such shares (including The Nasdaq Stock Market), for a period of five (5) consecutive trading days, other than as a result of the suspension or trading in securities in general, or if such Shares are delisted, then, at the Holder's option, the Company shall redeem the Note at a redemption date designated by Holder, and for the redemption price provided in Paragraph 13.

15. Notwithstanding anything to the contrary contained herein, each Conversion Notice shall contain a representation that, after giving effect to the Shares to be issued pursuant to such conversion notice, the total number of Shares deemed beneficially owned by the Holder, together with all Shares deemed beneficially owned by the Holder's "affiliates" as defined in Rule 144 of the Act, will not exceed 4.9% of the total issued and outstanding Shares.

16. The Holder may, subject to compliance with the Subscription Agreement and the provisions of Regulation S, without notice, transfer, assign, mortgage or encumber this Note, any interest herein or any part hereof integral multiples of $25,000 or the entire outstanding balance to an "accredited investor" as defined in the 1933 Act (other than to a U.S. Person or on behalf of a U.S. Person) that will be acquiring the Note or interest herein for its account for the purpose of investment and not with a view to, or for sale in connection with any distribution hereof and, each assignee, transferee and mortgagee (which may include any affiliate of the Holder) shall have the right to transfer or assign its interest subject to the same limitations. Each such assignee, transferee and mortgagee shall have all of the rights of the Holder under this Note. The Company may condition registrations of transfers on the receipt of a certificate from the assignee, transferee or mortgagee in a form acceptable to the Company that contains representations and warranties similar to those of the Holder contained in Section 3 of the Subscription Agreement, and IRS Form W-8 or an equivalent certification under penalty of perjury in compliance with Section 871(h)(4)(B) of the Internal Revenue Code of 1986.

17. For so long as any amount payable under this Note remains unpaid, the Company shall furnish to the Holder, upon request by the Holder, the following information:

     (a) No later than one hundred five (105) days following the end of each fiscal year, beginning with the fiscal year ending March 31, 1998, consolidated balance sheets, statements of operations and statements of cash flow and shareholders' equity of the Company and its subsidiaries, if any, prepared in accordance with generally accepted accounting principles, and audited by a firm of independent public accountants. The Company may satisfy this requirement by delivering its report on Form 10-K for each such year.

     (b) Within fifty-one (51) days after the end of each quarter (except the fourth quarter) of each fiscal year, consolidated balance sheets, statements of operations and statements of cash flow and shareholders' equity of the Company and its subsidiaries. The Company may satisfy this requirement by delivering its report on Form 10-Q for each such quarter.

18. The Company covenants and agrees that until all amounts due under this Note have been paid in full, by conversion or otherwise, unless the Holder waives compliance in writing, the Company shall:

     (a) Give prompt written notice to the Holder of any Event of Default or of any other matter which has resulted in, or could reasonably be expected to result in, a materially adverse change in its financial condition or operations.

     (b) Give prompt notice to the Holder of any claim, action or proceeding which, in the event of any unfavorable outcome, would or could reasonably be expected to have a Material Adverse Effect (as defined in the Subscription Agreement) on the financial condition of the Company.

     (c) At all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of this Note such number of its duly authorized Shares as shall from time to time be sufficient to effect the conversion of the outstanding principal balance of this Note into Shares. If the Company does not have a sufficient number of Shares available to satisfy the Company's obligations to the Holder upon receipt of a Conversion Notice or is otherwise unable to issue such Shares in accordance with the terms of this Note (a "Conversion Default"), from and after the fifth (5th) day following a Conversion Default (which for all purposes shall be deemed to have occurred upon the Company's receipt of the applicable conversion notice), the Holder shall have the right to demand from the Company immediate redemption of this Note in cash at a redemption price equal to 125% of the Outstanding Principal Amount, plus accrued but unpaid interest on the Note; provided, however, that no Redemption Notice may be delivered by the Holder subsequent to the Holder's receipt of notice from the Company (sent by overnight or 2-day courier with a copy sent by facsimile) of availability of sufficient Shares to permit conversion (a "Post-Default Conversion") of the Note; provided further that such right shall be reinstated if the Company shall thereafter fail to perfect such Post-Default Conversion by delivery of Common Stock certificates in accordance with the applicable provision of Paragraph 4 hereof and payment of all accrued and unpaid interest in cash with respect thereto within five business days of delivery of the notice of Post-Default Conversion. In addition to the foregoing, upon a Conversion Default, the rate of interest on the Note shall, to the maximum extent of the law, be increased by two percent (2%) (i.e., from 8% to 10% commencing on the first day of the thirty (30) day period (or part thereof) following a Conversion Default; an additional two percent (2%) commencing on the first day of each of the second and third such thirty (30) day periods (or part thereof); an additional one percent (1%) on the first day of each consecutive thirty (30) day period (or part thereof) thereafter until such securities have been duly converted or redeemed as herein provided. Any such interest which is not paid when due shall, to the maximum extent permitted by law, accrue interest until paid at the rate from time to time applicable to interest on the Note as to which the Conversion Default has occurred.

     (d) Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note and

          (i) in the case of loss, theft or destruction, upon provision of indemnity reasonably satisfactory to it and/or its transfer agent, or

          (ii) in the case of mutilation, upon surrender and cancellation of this Note,

     the Company at its expense will execute and deliver a new
     Note, dated the date of the lost, stolen, destroyed or mutilated Note.

19. The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Shares issuable upon exercise thereof except under circumstances which will not result in a violation of the 1933 Act or any applicable state securities laws.

20. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

21. This Note, the Subscription Agreement and the Registration Rights Agreement (as defined in the Subscription Agreement) between the Company and the Holder constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Note nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and the Holder.

22. Governing Law; Consent of Jurisdiction. This Agreement and the validity and performance of the terms hereof shall be governed by and construed in accordance with the laws of the State of Delaware. The parties hereto hereby consent to, and waive any objection to the exercise of, personal jurisdiction in the State of Delaware with respect to any action or proceeding arising out of this Agreement.



     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.


THE DIANA CORPORATION


Dated:  July 16, 1997     By:    /s/ James J. Fiedler
                          Name:  James J. Fiedler
                          Title: Chairman & Chief Executive Officer

________________________


Dated:__________________  By:______________________________
                          Name:
                          Title:


     Buyer certifies under penalty of perjury that Buyer is neither a citizen nor a resident of the United States and that Buyer's full name and address are as set out below:

                            EXHIBIT A

                      NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert the Note)

Re: a 8% Convertible Note of The Diana Corporation
in the principal amount outstanding of  $3,000,000

The undersigned hereby irrevocably elects to convert $ __________________ of the outstanding principal amount of the above referenced Note No._________ (the "Note") into shares of common stock of The Diana Corporation (the "Company") according to the conditions hereof, as of the date written below. The undersigned represents and warrants that (i) all of the requirements of Regulation S promulgated under the Securities Act of 1933, as amended (the "Securities Act") applicable to the undersigned have been complied with by the undersigned, (ii) the undersigned is not a "U.S. Person" as defined in Regulation S and the Note is not being converted on behalf of any "U.S. Person," (iii) the undersigned has not engaged in any transaction or series of transactions that is a part of or a plan or scheme to evade the registration requirements of the Securities Act, (iv) on the date of the conversion the undersigned was located outside the United States and (iv) the undersigned has complied with the terms and conditions of the Note and the Subscription Agreement (as defined in the Note) pertaining to conversion of the Note. Further, the undersigned represents and warrants that after giving effect to the conversion hereby requested, the undersigned will not beneficially own, together with its affiliates, more than 4.9% of the Company's issued and outstanding common stock.

                         ________________________________________
                         Date of Conversion*

                         ________________________________________
                         Applicable Conversion Price

                         _______________________________________
                         Signature

                         _______________________________________
                         Name

                         Address:  _____________________________

                         _______________________________________



* The original Note and this Notice of Conversion must be received by the Company by the fifth business day following the Date of Conversion (as defined in the Note).